EXHIBIT 1.1


                           MATRIX UNIT TRUST, SERIES 2

                                 TRUST AGREEMENT

                                                          Dated: October 9, 2002

     This Trust Agreement among Matrix Capital Group, Inc., as Depositor, Evaluator and Supervisor, and JPMorgan Chase Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Matrix Unit Trust, Effective for Unit Investment Trusts Investing in Equity Securities Established On and After October 9, 2002 (Including Matrix Unit Trust, Series 2 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

    1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

    2. The fractional undivided interest in and ownership of the Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Understanding Your Investment-Statement of Net Assets_Number of Units" in the Prospectus for the Trust.




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    3.  The aggregate number of Units described in Section 2.03(a) for the Trust is that number of Units set forth under "Understanding Your Investment-Statement of Net Assets_Number of Units" in the Prospectus for the Trust.

    4. The term "Distribution Date" shall mean the "Distribution Dates" set forth under "Investment Summary-Essential Information" in the Prospectus for the Trust.

    5. The term "Record Date" shall mean the "Record Dates" set forth under "Investment Summary-Essential Information" in the Prospectus for the Trust.

    6. The Depositor's annual compensation as set forth under Section 3.13 shall be that dollar amount per 100 Units set forth under "Investment Summary-Fees and Expenses-Annual Operating Expenses-Supervisory, Evaluation and Administration fees" in the Prospectus for the Trust.

    7. The Trustee's annual compensation as set forth under Section 7.04, shall be $0.0105 per Unit.

    8. The first paragraph of Section 3.11 shall be replaced in its entirety by the following:

     Section 3.11. Notice to Depositor. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of the Securities (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Securities have been issued), the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action so as to insure that the Equity Securities are voted as closely as possible in the same manner and the same general proportion, with respect to all issues, as are shares of such Securities that are held by owners other than the Trust.









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IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                                MATRIX CAPITAL GROUP, INC.


                                By       /s/ ALEX R. MEITZNER
                                  -----------------------------------
                                       President, Funds Division




                            CORPORATE ACKNOWLEDGMENT

STATE OF ____________           }
                                }ss.
COUNTY OF ___________           }

     On this __ day of __________, 2002, before me, __________________________, the undersigned officer, personally appeared Alex R. Meitzner, known personally to me to be the President, Funds Division, respectively, of the above named corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal.

                                ______________________________________
                                Notary Public

                                My Commission expires:

(NOTARIAL SEAL)






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                                  JPMORGAN CHASE BANK


                                By       /s/ ROSALIA KOOPMAN
                                  -----------------------------------
                                           Vice President




                            CORPORATE ACKNOWLEDGMENT


STATE OF ____________           }
                                }ss.
COUNTY OF ___________           }

     On this __ day of __________, 2002, before me, __________________________, the undersigned officer, personally appeared Rosalia Koopman, known personally to me to be the Vice President, respectively, of the above named corporation, and that she, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as such officer.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal.

                                ______________________________________
                                Notary Public

                                My Commission expires:

(NOTARIAL SEAL)




                                       -2-

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                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED

                                       IN

                           MATRIX UNIT TRUST, SERIES 2

          Incorporated herein by this reference and made a part hereof is the schedule set forth under "Schedule of Investments" in the Prospectus for the Trust.

























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